                                   EX-99.B9(a)
                                   Consent of
        Arnold R. Bergman, Vice President, General Counsel and Secretary
                      First Variable Life Insurance Company

[FIRST VARIABLE LIFE INSURANCE COMPANY LOGO]

April 27, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Registration of Variable Annuity Contract Interests
         First Variable Annuity Fund E of First Variable Life Insurance Company (File Nos. 33-35749 and 811-4092)

Dear Sir/Madam:

I consent to the use in Registration No. 33-35749 of my opinion letter dated April 25, 1997.

Very truly yours,

s/Arnold R. Bergman
Arnold R. Bergman
Vice President, General Counsel* and Secretary


*Admitted in NY


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